SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

J.P. MORGAN CHASE & CO.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	13-2624428
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

270 Park Avenue
New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-52826
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Capped Quarterly Observation Notes Linked to the	American Stock Exchange LLC
S&P 500® Index due October 30, 2008

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)
None

Item 1: Description of Registrant’s Securities to be Registered.

     The description under the heading “Description of Debt Securities” relating to the Registrant’s debt securities in the prospectus included in the Registrant’s Registration Statement on Form S-3 (Registration No. 333-52826) filed with the Securities and Exchange Commission on June 13, 2001, and the description under the headings “Summary” and “Description of Notes” relating to the Capped Quarterly Observation Notes Linked to the S&P 500® Index due October 30, 2008 in the Registrant’s prospectus supplement dated October 24, 2003, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference. For the purpose of this Item 1, any prospectus supplement relating to the Registration Statement and the Capped Quarterly Observation Notes Linked to the S&P 500® Index due October 30, 2008 filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference.

Item 2: Exhibits

The following exhibits have been filed with the Securities and Exchange Commission:

3.1	Restated Certificate of Incorporation of J.P. Morgan Chase & Co. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of J.P. Morgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

3.2	By-laws, amended as of June 20, 2000, of J.P. Morgan Chase & Co. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of J.P. Morgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

4.1	Form of Global Indexed Linked Note.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

J.P. MORGAN CHASE & CO.

By:	/s/ Louis M. Morrell

	Name:	Louis M. Morrell
	Title:	Managing Director

Date: October 28, 2003